UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒  Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

INVESCO ACTIVELY MANAGED EXCHANGE-TRADED FUND TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Invesco Active U.S. Real Estate ETF

Dear Shareholder:

A Special Meeting of Shareholders of the Invesco Active U.S. Real Estate ETF (the “Fund”) is scheduled to be held on July 10, 2025. As a shareholder of record in the Fund, we ask you to vote as soon as possible.

YOUR VOTE IS VERY IMPORTANT!

THE BOARD OF TRUSTEES RECOMMENDS YOU VOTE “FOR” THE PROPOSAL

Please vote in any of the following convenient ways.

Vote by Phone

Speak with a proxy voting specialist today by calling 1-833-876-6800.

Hours of Operation: Monday-Friday: 10 a.m. to 11 p.m. ET.

You may also call the toll-free number on the enclosed card and follow the prompts.

Vote by Internet by visiting the internet address on the enclosed card and following the instructions.

Vote by Mail by completing, signing, and dating the enclosed card and returning it in the enclosed prepaid return envelope.

If you have any questions or need assistance in voting, please contact our proxy solicitor toll-free at 1-833-876-6800. Please note, a representative may call you in the next few days or weeks to assist you in voting your proxy.

Thank you in advance for your support.

To receive a free copy of the Proxy Statement, please call the funds’ solicitor toll free at 1-833-876-6800 or go to https://proxyvotinginfo.com/p/reetf.

INVESCO ACTIVE U.S. REAL ESTATE ETF

IMMEDIATE ACTION NEEDED

Dear Shareholder:

We are writing to ask you to call us in connection with your Invesco Active U.S. Real Estate ETF’s Special Meeting of Shareholders to be held on July 10, 2025.

Please call

1-833-876-7300

Please call our proxy solicitor, Sodali Fund Solutions, at your earliest convenience.

Hours of Operation:

•	Monday – Friday from 10:00 a.m. to 11:00 p.m. ET

•	Saturday from 12:00 p.m. to 5:00 p.m. ET

Please have your reference number(s) below ready and a representative will assist you in casting your vote.

REFERENCE NUMBER(S):

To receive a free copy of the Proxy Statement, please call the funds’ solicitor toll free at 1-833-876-7300 or go to https://proxyvotinginfo.com/p/reetf The Proxy Statement contains important information about a proposal affecting your fund and therefore you are advised to read it.